UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2017

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Amendment to Credit Agreements with Bank of America, N.A., Bank of Montreal and JPMorgan Chase Bank, N.A.

On October 18, 2017, Franklin Street Properties Corp. (the “Company”) entered into a Second Amendment (the “BAML Second Amendment”) to recast the Second Amended and Restated Credit Agreement, dated October 29, 2014, as amended as of July 21, 2016, among the Company, Bank of America, N.A, as administrative agent, L/C Issuer and Swing Line Lender, and the other lending institutions party thereto (“BAML Credit Agreement”), to, among other things, (i) increase the revolving line of credit from $500 million to $600 million, (ii) extend the revolver maturity date from October 29, 2018 to January 12, 2022 (with two optional six month extensions), (iii) extend the term loan maturity date from September 27, 2021 to January 12, 2023, (iv) decrease the interest rate margins, (v) reset the minimum tangible net worth threshold, (vi) increase certain leverage ratios for three fiscal quarters (instead of two fiscal quarters) succeeding a significant acquisition and (v) increase the accordion feature from $350 million to $500 million.

On October 18, 2017, the Company also entered into a Second Amendment (the “BMO Second Amendment”) to the Amended and Restated Credit Agreement, dated October 29, 2014, as amended as of July 21, 2016, among the Company, Bank of Montreal, as administrative agent and lender, and the other lending institutions party thereto, and a First Amendment (the “JPM First Amendment” and, together with the BAML Second Amendment and the BMO Second Amendment, the “Credit Agreement Amendments”) to the Credit Agreement, dated November 30, 2016, among the Company, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lending institutions party thereto, to conform to certain provisions of the BAML Credit Agreement, including updating financial covenants, certain definitions and making other conforming changes.

Certain of the lenders party to the Credit Agreement Amendments, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement Amendments are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing summaries of the Credit Agreement Amendments are qualified in their entirety by the complete text of the Credit Agreement Amendments.

Private Placement of Senior Unsecured Notes

On October 24, 2017, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes. Under the Note Purchase Agreement, the Company will sell to the Purchasers an aggregate principal of $200,000,000 of senior unsecured notes comprised of (i) 3.99% Series A Senior Notes due December 20, 2024 in an aggregate principal amount of $116,000,000 (the “Series A Notes”) and (ii) 4.26% Series B Senior Notes due December 20, 2027 in an aggregate principal amount of $84,000,000 (the “Series B Notes,” and, together with the Series A Notes, the “Notes”). The closing and funding of the Notes is expected to occur on or about December 20, 2017, subject to customary closing conditions. The Company intends to use proceeds from the private placement to reduce the outstanding balance of the revolving line of credit under the BAML Credit Agreement.

Accrued interest on the Notes at the fixed rate of 3.99% on the Series A Notes and 4.26% on the Series B Notes will be payable semiannually on each June 20 and December 20 until maturity. The Company will offer to prepay the Notes upon a change of control (as defined in the Note Purchase Agreement) and may prepay at any time all or part of the outstanding principal amount of Notes (in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment), subject to the payment of accrued but unpaid interest and a make-whole amount that is calculated by discounting the value of the remaining scheduled interest payments that would otherwise be payable through the scheduled maturity date of the applicable Notes on the principal amount being prepaid.

The Notes will be senior unsecured obligations of the Company and will rank equal in right to payment with all other senior unsecured indebtedness of the Company. Under the terms of the Note Purchase Agreement, the

Company is permitted to use the proceeds from the sale of the Notes to refinance existing indebtedness and for general corporate purposes.

The Note Purchase Agreement contains customary financial covenants, including a maximum leverage ratio, a maximum secured leverage ratio, a minimum fixed charge coverage ratio, and a maximum unencumbered leverage ratio. The Note Purchase Agreement also contains restrictive covenants that, among other things, restrict the ability of the Company and its subsidiaries to enter into transactions with affiliates, merge, consolidate, create liens, make certain restricted payments, enter into certain agreement or prepay certain indebtedness. Such financial and restrictive covenants are substantially similar to the corresponding covenants contained in the Company’s existing credit agreements with Bank of America, N.A., Bank of Montreal and JPMorgan Chase Bank, N.A. and refinancings thereof (the “Existing Credit Agreements”). In addition, the Note Purchase Agreement provides that the Note Purchase Agreement will automatically incorporate additional financial and other specified covenants (such as limitations on investments and distributions) that are effective from time to time under the Existing Credit Agreements, other material indebtedness or certain other private placements of debt of the Company and its subsidiaries.

The Note Purchase Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Purchasers may, among other remedies, accelerate the payment of all obligations.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or any other jurisdiction absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the forms of the Notes, is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01                   Other Events.

On October 24, 2017, the Company issued a press release announcing its entry into the Note Purchase Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Exhibit Description

10.1

Second Amendment, dated as of October 18, 2017, to Second Amended and Restated Credit Agreement, dated July 21, 2016, among Franklin Street Properties Corp., Bank of America, N.A., and the other parties thereto, as amended as of July 21, 2016

10.2

Second Amendment, dated as of October 18, 2017, to Amended and Restated Credit Agreement, dated July 21, 2016, among Franklin Street Properties Corp., Bank of Montreal, and the other parties thereto, as amended as of July 21, 2016

10.3	First Amendment, dated as of October 18, 2017, to Credit Agreement, dated November 30, 2016, among Franklin Street Properties Corp., JPMorgan Chase Bank, N.A., and the other parties thereto

10.4	Note Purchase Agreement, dated as of October 24, 2017, by and among Franklin Street Properties Corp. and the other parties named therein as Purchasers.

99.1	Press Release, dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: October 24, 2017	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer